Kush Bottles, Inc.

Board of Directors Services Agreement

This Board of Directors Services Agreement (the “Agreement”), effective as of May 4, 2015, is entered into between Kush Bottles, Inc., a Nevada corporation (the “Company”), and Greg Gamet, an individual with a principal place of residence at 3539 Gaylord St, Denver, CO 80205 (“Board Member”).

WHEREAS, the Company desires to retain the services of Board Member to serve on the Company’s Board of Directors for the benefit of the Company and its stockholders; and

WHEREAS, Board Member desires to serve on the Company’s Board of Directors as Board Member subject to the terms and conditions set forth herein;

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

1. Board Duties and Services.  Board Member agrees to provide “Services” (as described below) to the Company as a member of the Board of Directors.

(a)  Services.  Board Member shall, for so long as he remains a member of the Board of Directors, meet with the Company upon written request, at dates and times mutually agreeable to Board Member and the Company, to discuss any matter involving the Company or its Subsidiaries, which involves or may involve issues of which Board Member has knowledge and cooperate in the review, defense or prosecution of such matters. In addition to general duties required as a member of the Board of Directors, Board Member shall provide those services described on Exhibit A, and Board Member hereby agrees to use his best efforts to provide the Services. Directors shall not allow any other person or entity to perform any of the Services for or instead of Directors. Directors shall comply with the statutes, rules, regulations and orders of any governmental or quasi-governmental authority, which are applicable to the performance of the Services, and Company's rules, regulations, and practices as they may from time-to-time be adopted or modified.

(b)  Other Activities. Board Member is employed by another company, may serve on other Boards of Directors or Advisory Boards, and may engage in any other business activity (whether or not pursued for pecuniary advantage), as long as such outside activities do not violate Board Member's obligations under this Agreement or Board Member's fiduciary obligations to the shareholders.  The ownership of less than a 10% interest in an entity, by itself, shall not constitute a violation of this duty.  The Company recognizes that the Board Member has had and will have his own financial interest in other companies he has founded and may serve as Chairman, President and Partner in other companies. Board Member represents that, to the best of his knowledge, Board Member has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and Board Member agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict, without the approval of the Chief Executive Officer of the Company or a majority of the Board of Directors.  If, at any time, Board Member is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Directors will promptly notify the Chief Executive Officer or the Board of such obligation, prior to making such disclosure or taking such action.

(c)  No Conflict. During the Term of this Agreement and for a period of 60 months thereafter, Board Member will not engage in any activity that creates an actual conflict of interest with Company, regardless of whether such activity is prohibited by Company's conflict of interest guidelines or this Agreement, and Directors agrees to notify the Board of Directors before engaging in any activity that creates a potential conflict of interest with Company.  Specifically, Board Member shall not engage in any activity that is in direct competition with the Company or serve in any capacity (including, but not limited to, as an employee, consultant, advisor or Directors) in any company or entity that competes directly, with the Company, as reasonably determined by a majority of Company's disinterested board members, without the approval of the Chief Executive Officer.

Board Member acknowledges and agrees that the Company may rely upon Board Member’s expertise in product development, marketing, financing, or other business disciplines where Board Member has a deep understanding with respect to the Company’s business operations and that such requests may require substantial additional time and efforts in addition to Board Member’s customary service as a member of the Board of Directors.   Board Member will notify the Company promptly if he is subpoenaed or otherwise served with legal process in any matter involving the Company or its subsidiaries. Board Member will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Board Member (other than Board Member’s own legal counsel) to obtain information that in any way relates to the Company or its Subsidiaries, and Board Member will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney.

2. Compensation.  Board Member shall be compensated in accordance with Compensation Schedule attached as Exhibit A as long as Board Member continues to fulfill his duties and provide the services set forth above. All compensation arrangements that existed prior to execution of this Agreement, are hereby terminated. If at any time the Board Member determines that the financial tax impact is too great, he may return the Compensation for the company, and the company will reverse any tax consequences of the payment, as it never happened.

3.  Benefits and Expenses.

(a)  Benefits:  None.

(b)  Expenses:  The Company will reimburse Board Member for reasonable business expenses incurred on behalf of the Company prior to the date hereof.  The Company shall also reimburse Board Member for reasonable out-of-pocket expenses incurred in connection with discharging his duties as a Board member. Any additional expenses shall be pre-approved by the CEO or CFO of the Company and will be reimbursed subject to receiving reasonable substantiating documentation relating to such expenses.

4.  Term; Termination.

(a)  The term of this Agreement shall be for three (3) years (the “Term”).

(b)  Right to Terminate. Regardless of the Term of this Agreement, at any time, for any reason, Board Member may be removed as a Director of the Company as provided in Company's Certificate of Incorporation, as amended, bylaws, as amended, and applicable law. Board Member may resign as a Director of the Company as provided in Company's Certificate of Incorporation, as amended, bylaws, as amended, and applicable law.  Notwithstanding anything to the contrary contained in or arising from this Agreement or any statements, policies, or practices of Company, neither Board Member nor Company shall be required to provide any advance notice or any reason or cause for termination of Board Member’s status as a Director, except as provided in Company's Certificate of Incorporation, as amended, Company's bylaws, as amended, and applicable law.

(c) Effect of Termination as Board Member. Upon a termination of Board Member’s status as a Director of the Company, this Agreement will terminate; Company shall pay to Directors all compensation and benefits to which Directors is entitled up through the date of termination and thereafter, all of Company's obligations under this Agreement shall cease.

(d)  Return of Property.  Board Member agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Board Member incident to his services belong to Company and shall be promptly returned at the request of Company.

5.  Mutual Non-Disparagement. Board Member and the Company mutually agree to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments made to any party with respect to either of them.  Further, the parties hereto agree to forbear from making any public or non-confidential statement with respect to the any claim or complain against either party without the mutual consent of each of them, to be given in advance of any such statement.

6.  Indemnification.  Company will indemnify and defend Board Member against any liability incurred in the performance of the Services to the fullest extent authorized in Company's Certificate of Incorporation, as amended, bylaws, as amended, and applicable law. Board Member shall be entitled to the protection of any insurance policies the Company maintains for the benefit of its Directors and Officers against all costs, charges and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with Company, its subsidiaries, or affiliates.

7.  Cooperation. In the event of any claim or litigation against the Company and/or Board Member based upon any alleged conduct, acts or omissions of Board Member during the tenure of Board Member as a Director r of the Company, whether known or unknown, threatened or not as of the time of this writing, the Company will cooperate with Board Member and provide to Board Member such information and documents as are necessary and reasonably requested by Board Member or his counsel, subject to restrictions imposed by federal or state securities laws or court order or injunction. The Company shall cooperate in all respects to ensure that Board Member has access all available insurance coverage and shall do nothing to damage Board Member’s status as an insured, and shall provide all necessary information for Board Member to make or tender any claim under applicable coverage.

8.  Confidentiality. Subject to exceptions mutually agreed upon by the parties to this Agreement in advance and in writing, the terms and conditions of this Agreement shall remain confidential and protected from disclosure except as required by law in connection with any registration or filing, in relation to a lawful subpoena, or as may be necessary for purposes of disclosure to accountants, financial advisors or other experts, who shall be made aware of and agree to be bound by the confidentiality provisions hereof.

9.  Nondisclosure Obligations. Board Member shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information (as defined below), confidential information, or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Company.  These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and other third parties, learned by Directors as a result of performing the Services.  "Proprietary Information" means all information pertaining in any manner to the business of Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Board Member's general knowledge prior to relationship with Company; or (iii) the information is disclosed to Board Member without restriction by a third party who rightfully possesses the information and did not learn of it from Company.

10.  Governing Law. This Agreement shall be governed by the law of the State of California.

11.  Jurisdiction and Venue. The parties agree that any suit, action, or proceeding between Board Member (and his attorneys, successors, and assigns) and Company (and its affiliates, shareholders, Directors, officers, employees, members, agents, successors, attorneys, and assigns) relating to the Services or the termination of those Services shall be brought in Orange County, State of California and that the parties shall submit to the use of mediator. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

12.  Entire Agreement. This Agreement is intended to be the final, complete, and exclusive statement of the terms of Board Member’s relationship solely with respect to his position as a Director of the Company.

           13. Amendments; Waivers. This Agreement may not be amended except by a writing signed by Board Member and by a duly authorized representative of the Company other than Board Member.  Failure to exercise any right under this Agreement shall not constitute a waiver of such right.

14. No Assignment. Board Member agrees that Board Member will not assign any rights or obligations under this Agreement.   Nothing in this Agreement shall prevent the consolidation, merger or sale of Company or a sale of all or substantially all of its assets.

15. Severability. If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

16. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party.  Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

17. Binding Agreement. Each party represents and warrants to the other that the person(s) signing this Agreement below has authority to bind the party to this Agreement and that this Agreement will legally bind both Company and Directors. This Agreement will be binding upon and benefit the parties and their heirs, administrators, executors, successors and permitted assigns.  To the extent that the practices, policies, or procedures of Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.  Any subsequent change in Board Member's duties or compensation will not affect the validity or scope of the remainder of this Agreement.

18. Directors Acknowledgment. Board Member acknowledges that Board Member has:  (i) had the opportunity to consult legal counsel concerning this Agreement; (i) has read and understands the Agreement and is fully aware of its legal effect; (iii) entered into it freely based on Board Member’s own judgment and not on any representations or promises other than those contained in this Agreement.

19. Counterparts and Fax Signatures. This Agreement may be executed by Fax signatures and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In witness whereof, the parties hereto enter into this Agreement as of the date first set forth above.

Kush Bottles, Inc. The “Company” _______________________________________ By: Its:	“Board Member” ____________________________________________ Print Name ____________________________________________ Signature

____________________ __________________

Exhibit A - Compensation Schedule and Services to be Provided by Board Member

Board Member shall be compensated for his Services as follows:

1.  200,000 shares of the Company's common stock, which shall vest or accrue, as applicable over a three-year period as follows: (a) 50% of such equity ownership shall be deemed vested on May 30th, 2016 and none before this date; and (b) from and after May 30th, 2016, the remaining 50% of such equity ownership shall vest ratably in 8 quarterly installments over the next 24 months (i.e. each quarterly installment will vest on the last day of the fiscal quarter). Should your services terminate for cause before the passage of the next 36 months, the remaining Common Shares granted to you shall not vest beyond the service termination date. Should your services terminate prior to May 30th, 2016, then 100,000 shares will immediately vest and shall be deemed accrued. Should your services terminate not for cause at any point subsequent to May 30th, 2016, then the entire 200,000 shares shall be immediately be deemed vested and accrued.

In addition to the Services described in Section 1 of the Agreement above, Board Member shall provide the following Services:

1.  Board Member shall be available for teleconferences with the Company as needed but no more than 4 times per month.
2.  Board Member shall make up to 2 guest appearances per year.